Exhibit 99.1

DatChat Launches Artificial Intelligence-Powered Pets in Its Habytat Virtual World

Shiba Inu, German Shepherd, Golden Retriever, and Schnauzer are the first breeds to launch using novel machine learning framework that replicates life-like interactions and training

New Brunswick, NJ – August 16, 2023 – DatChat (Nasdaq: DATS), announced today that it has launched a series of novel AI-powered pets – called HabyPets – in its Habytat metaverse. The release of the pets marks a significant milestone in Habytat’s mission to bring the metaverse to life in a more accessible and innovative way via AI technology and machine learning.

The initial breeds launching on Habytat include the Shiba Inu, German Shepherd, Golden Retriever, and Schnauzer, with plans to introduce additional breeds and cats in the near future. Once adopted, these virtual pets require daily care and training to keep them healthy, growing, and happy.

Underpinned by Habytat’s proprietary AI and machine learning engine, HabyPets grow over time from playful companions to mature adult pets. Similar to real-life pets, these AI pets can be trained by users via a range of behavioral commands, replicating the natural progression of real pets over time. These include, but are not limited to, catching frisbees, playing with toys, engaging in tug of war, and even participating in thrilling races with other pets at the park.

As the AI database expands, the pets’ behaviors will too, creating a dynamic experience that evolves and adapts over time. Just like with real pets, Habytat users will assume the role of caretakers for their HabyPets, which will include tasks such as feeding, cleaning up after them, petting, and playing with them. By actively engaging with their pets, users can establish a genuine connection and provide proper care for their virtual companions, fostering a realistic experience within the Habytat metaverse.

“HabyPets are the first in a series of planned product releases designed to create an engaging, fun, and useful customer experience in the Habytat, that we anticipate that this will translate into significant revenue growth from both advertisements and product placements,” stated Darin Myman, CEO of DatChat. “With the growing popularity of digital pets, we believe this presents a tremendous opportunity for our users to be entertained while also utilizing our platform to create unique digital assets for their furry friends. Leveraging AI and cutting-edge technology, we’re bringing the nostalgia of beloved vintage gaming communities such as Tamagotchi and Neopets into 2023.”

To get involved in Habytat and adopt your own AI-powered HabyPet, visit https://habytat.io/pets or download the mobile app on App Store or Google Play.

About Habytat

Habytat by SmarterVerse, a subsidiary of DatChat Inc., is a metaverse platform and privacy-first social network. By dramatically lowering the financial and technical barriers to entry to the metaverse, Habytat is democratizing access to the digital realm and giving users a remarkable opportunity to co-create community, business and life together. Built on SmarterVerse Holding’s patented privacy technology, Habytat grants users complete control over their data, creating a social network users can trust. Learn more at habytat.io.

About DatChat Inc.

DatChat Inc. is a secure messaging, metaverse, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat’s patented technology offers users a traditional texting experience while providing control and security for their messages. With the DatChat Messenger, a user can decide how long their messages last on a recipient’s device, while feeling secure that at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

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